              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated May 1, 2001 and "The Trust's Financial Statements and Investment Performance Information" and "Independent Auditors" in the Statement of Additional Information dated May 1, 2001 of the Portfolios constituting John Hancock Variable Series Trust I; and to the incorporation by reference of our report dated February 13, 2001 with respect to the financial statements and financial highlights of the Portfolios constituting John Hancock Variable Series Trust I included in the annual report dated December 31, 2000, which Prospectus, Statement of Additional Information, and Annual Report are included and/or incorporated by reference in the Combined Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of John Hancock Variable Series Trust I.

We also consent to the reference to our firm under the caption "Financial Highlights" for the John Hancock Large Cap Value CORE II, Large/Mid Cap Value II, Active Bond II, Aggressive Balanced, and Mid Cap Blend Portfolios of John Hancock Variable Series Trust I in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of John Hancock Variable Series Trust I.



                                        ERNST & YOUNG LLP

Boston, Massachusetts
October 15, 2001